CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Quaker Investment Trust and to the use of our report dated August 21, 2020 on the financial statements and financial highlights of Quaker Investment Trust. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

    /s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
October 27, 2020